                                                                     EXHIBIT 4.7

Loan No.:  26-5950685                                      Tradewinds Apartments
                                                                Newport News, VA

                        ENVIRONMENTAL INDEMNITY AGREEMENT
                        ---------------------------------

         THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement"), made as of
                                                       ---------
June 20, 2001 jointly and severally by CRIT-VA III, INC., a Virginia corporation ("Borrower"), whose address is 306 East Main Street, Richmond, Virginia 23219,
  --------
and by CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation ("Principal") whose address is 306 East Main Street, Richmond, Virginia 23219,
  ---------
Attention: Glade M. Knight (Borrower and Principal being referred to herein collectively as "Indemnitors" and individually as "Indemnitor"), in favor of
                 -----------                       ----------
FIRST UNION NATIONAL BANK, a national banking association ("Lender"), whose
                                                            ------
address is One First Union Center, 301 South College Street, Mailcode NC 0166, Charlotte, North Carolina 28288, Attention: Contract Finance.

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, Lender has extended to Borrower a loan (the "Loan") in the
                                                               ----
principal amount of Eleven Million One Hundred Thousand and No/100 Dollars ($11,100,000.00); and

         WHEREAS, the Loan is evidenced by a Promissory Note (the "Note") dated
                                                                   ----
of even date herewith, executed by Borrower and payable to the order of Lender, in the stated principal amount of Eleven Million One Hundred Thousand and No/100 Dollars ($11,100,000.00), and is secured by a Deed of Trust and Security Agreement (the "Deed of Trust") dated of even date herewith, from Borrower for
                -------------
the benefit of Lender, encumbering that certain real property situated in the City of Newport News, Commonwealth of Virginia, as is more particularly described on Exhibit A attached hereto and incorporated herein by this
             ---------
reference, together with the buildings, structures and other improvements now or hereafter located thereon (said real property, buildings, structures and other improvements being hereinafter collectively referred to as the "Property"), and
                                                                --------
by the other Loan Documents (as defined in the Deed of Trust); and

         WHEREAS, as a condition to making the Loan, Lender has required that Indemnitors indemnify Lender with respect to any past, present or future environmental conditions or liabilities on, in, under, affecting or in any way associated with the Property as herein set forth.

         NOW, THEREFORE, to induce Lender to extend the Loan to Borrower and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby covenant and agree for the benefit of Lender, as follows:

         1. Indemnity. Indemnitors hereby agree to pay, protect, defend (at
            ---------
trial and appellate levels and with attorneys, consultants and experts reasonably acceptable to Lender), and save Lender harmless from and against, and hereby indemnify Lender from and against any and all liens, damages (including, without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements and expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) (collectively "Costs") which may at any time be imposed upon, incurred by or
               -----
asserted or awarded against Lender, Indemnitors or the Property, and arising from or out of, whether now, hereafter or heretofore occurring: (i) any violation or alleged violation of, or liability or alleged liability under, any local, state or federal law, rule or regulation or common law duty pertaining to human health as affected by the environment, natural resources or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S)9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
  ------
(S)6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S)1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C. (S) 11001 et seq.), the Endangered Species Act (16 U.S.C. (S) 1531 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C.
(S)651 et seq.) and the Hazardous Materials Transportation Act (49 U.S.C.
(S)1801 et seq.), and those relating to Lead Based Paint (as hereinafter defined) and the regulations promulgated pursuant to said laws, all as amended from time to time, (collectively, "Environmental Laws"), relating to or
                                   ------------------
affecting the Property, whether or not caused by or within the control of Indemnitors; (ii) the presence, release or threat of release of or exposure to any hazardous, toxic or harmful substances, wastes, materials containing more than 1% asbestos, pollutants or contaminants (including, without limitation, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, paint containing more than .05% lead by dry weight ("Lead Based Paint"), infectious substances or raw materials
                     ----------------
which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous
                                                                      ---------
Substances") or radon, on, in, under or affecting all or any portion of the
----------
Property or any surrounding areas, regardless of whether or not caused by or within the control of Indemnitors; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Property, originating from the Property, or otherwise associated with the Indemnitors or any operations conducted on the Property at any time; (iv) the failure by Indemnitors to comply fully with the terms and conditions of this Agreement; (v) the breach of any representation or warranty contained in this Agreement in any material respect; (vi) the enforcement of this Agreement, or
(vii) any environmental investigation, assessment, audit or review conducted in connection with the Property or the operations conducted at any time thereon, including, without limitation, the cost of assessment, investigation, and to the extent required by Environmental Laws, containment, removal and/or remediation of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Property or any surrounding areas. "Costs" as used in
                                                              -----
this Agreement shall also include, but not be limited to, any diminution in the value of the security afforded by the Property or any future reduction of the sales price of the Property by reason of any matter set forth in this Section 1. The foregoing indemnity shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under the Property after foreclosure or other taking of title to the Property by Lender or its successor or assigns, or which are finally determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of Lender.

         2. Representations and Warranties. Indemnitors hereby represent and
            ------------------------------
warrant to and covenant and agree with Lender as follows:

         (a) To the best of Indemnitors' knowledge, information and belief, none of the Borrower nor the Property or any tenant at the Property or the operations conducted thereon is in direct or indirect violation of or otherwise exposed to any liability under any Environmental Law;

         (b) To the best of Indemnitors' knowledge, information and belief, no Hazardous Substances are located on, in or under or have been handled, generated, stored, processed or disposed of on, in or under or released or discharged from the Property (including underground contamination), except for those substances used by Borrower in the ordinary course of its business, in compliance with all Environmental Laws and where such could not reasonably be expected to give rise to liability under Environmental Laws;

         (c) To the best of Indemnitors' knowledge, information and belief, radon is not present at the Property in excess or in violation of any applicable thresholds or standards or in amounts that require under applicable law disclosure to any tenant or occupant of or invitee to the Property or to any governmental agency or the general public.

         (d) To the best of Indemnitors' knowledge, information and belief, the Property is not subject to any private or governmental lien or judicial or administrative notice or action arising under Environmental Laws;

         (e) There is no pending, nor, to Indemnitors' knowledge, information or belief, threatened litigation arising under Environmental Laws affecting Borrower or the Property;

         (f) To the best of Indemnitors' knowledge, information and belief, there are no and have been no underground storage tanks or other underground storage receptacles or surface impoundments for Hazardous Substances or landfills or dumps on the Property;

         (g) Indemnitors have received no notice of, and to the best of Indemnitors' knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor do Indemnitors know of any basis for such an investigation, action, proceeding or claim;

         (h) Indemnitors have received no notice that, and to the best of Indemnitors' knowledge and belief, there has been no claim by any party that, any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property, nor do Indemnitors know of any basis for such a claim;

         (i) Indemnitors have not received nor to the best of Indemnitors' knowledge, information and belief has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws; and

         (j) To the best of Indemnitors' knowledge, information and belief, the Property is not listed or, to the best of Indemnitors' knowledge, information and belief, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.

         3.  Covenants of Indemnitors.
             ------------------------

         (a) Indemnitors shall comply with all applicable Environmental Laws. Indemnitors shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Borrower in the ordinary course of its business, in compliance with all Environmental Laws and where such could not reasonably be expected to give rise to liability under Environmental Laws) and except in compliance with all Environmental Laws, Indemnitors shall not install or use any underground storage tanks. Indemnitors shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all tenants of space in the Improvements in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Without limiting the generality of the foregoing, during the term of this Agreement, Indemnitors shall not install in the Improvements or permit to be installed in the Improvements any materials containing more than 1% asbestos. Indemnitors further acknowledge and agree that Lender has no duty to provide Indemnitors with any information regarding the Environmental Laws or any interpretation thereof.

         (b) Indemnitors shall immediately notify Lender should Indemnitors, or either of them, become aware of (i) the actual or potential existence of any Hazardous Substances on the Property, other than those occurring in the ordinary course of Borrower's business and which do not violate, or would not otherwise give rise to liability under Environmental Laws, (ii) any violation of, or other exposure to liability under, any Environmental Laws, (iii) any lien, action or notice affecting the Property or Borrower resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (iv) the institution of any investigation, inquiry or proceeding concerning Borrower or the Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any material respect if made at the time of such discovery. Immediately upon receipt of same, Indemnitors, or either of them, shall deliver to

Lender copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under Environmental Laws and relating to the Property or to Borrower. Indemnitors shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws or any condition that could give rise to liability under Environmental Laws. Without limiting the foregoing, Indemnitors shall, at their own expense, take all actions required by applicable Environmental Laws, for the clean-up of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Lender), and shall further pay or cause to be paid, at no expense to Lender, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against Indemnitors or the Property.

         (c) Upon the request of Lender following the occurrence and continuance of an Event of Default or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around the Property or that the Property may be in violation of the Environmental Laws, Indemnitors shall perform or cause to be performed, at Indemnitors' sole expense and in scope, form and substance satisfactory to Lender, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender indicating the presence or absence of Hazardous Substances on the Property, the compliance or non-compliance status of the Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the Property prepared by an engineering or consulting firm approved by Lender indicating the presence or absence of friable asbestos or substances containing in excess of 1% asbestos or lead or substances containing lead on the Property. If Indemnitors fail to provide reports of such inspection or audit within thirty
(30) days after such request, Lender may order the same, and Indemnitors hereby grant to Lender access to the Property and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit shall be included in Costs and shall be paid by Indemnitors in accordance with the terms of
Section 4(c) hereof.
-----------

         (d) If, prior to the date hereof, it was determined that the Property contains Lead Based Paint, the assessment report describing the location and condition of the Lead Based Paint (a "Lead Based Paint Report") is attached
                                      -----------------------
hereto and made a part hereof as Exhibit A. If, at any time hereafter, Lead
                                 ---------
Based Paint is suspected of being present on the Property, Indemnitors agree, at their sole cost and expense and within sixty (60) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, acceptable to Lender.

         (e) Indemnitors agree that if it has been, or if at any time hereafter it is, determined that the Property contains Lead Based Paint, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Indemnitors shall, at their sole cost and expenses, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Lender (together with any plan attached hereto as Exhibit B, the "O&M Plan"). (If an O&M Plan has been prepared prior to
          ---------       --------
the date hereof, same is attached hereto and made a part hereof as Exhibit B, and Indemnitors agree to diligently and continually carry out (or cause to be carried out) the provisions thereof.) Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

         4.  Indemnification Procedures.
             --------------------------

         (a) If any action shall be brought against Lender based upon any of the Costs for which Lender is indemnified hereunder, Lender shall notify Indemnitors in writing thereof and Indemnitors shall promptly assume the defense thereof, including, without limitation, the employment of counsel reasonably acceptable to Lender and the negotiation of any settlement; provided, however, that any
                                                 --------  -------
failure of Lender to notify Indemnitors of such matter shall not impair or reduce the obligations of Indemnitors hereunder. In the event Indemnitors shall fail to discharge or undertake to defend Lender against any claim, loss or liability for which Lender is indemnified hereunder, Lender may, at its sole option and election, defend or settle such claim, loss or liability, and, upon prior notice to Indemnitors, Lender shall have the right, at the expense of Indemnitors (which expense shall be included in Costs), to employ separate counsel in any such action and to participate in the defense thereof. The liability of Indemnitors to Lender hereunder shall be conclusively established by such settlement (absent manifest error), provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses, including, without limitation reasonable attorney's fees and disbursements, actually incurred by Lender in effecting such settlement. In such event, such settlement consideration, costs and expenses shall be included in Costs and Indemnitors shall pay the same as hereinafter provided.

         (b) Indemnitors shall not, without the prior written consent of Lender, such consent not to be unreasonably withheld or delayed: (i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Lender of a full and complete written release of Lender (in form, scope and substance satisfactory to Lender in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect Lender or obligate Lender to pay any sum or perform any obligation as determined by Lender.

         (c) All Costs shall be immediately reimbursable to Lender when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding, and Indemnitors shall pay to Lender any and all Costs within ten (10) days after written notice from Lender itemizing in reasonable detail the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of Indemnitors to periodically pay such Costs, such Costs, if not paid within said ten-day period, shall bear interest at the Default Interest Rate (as defined in the Note) and such costs and interest shall be additional indebtedness of Borrower secured by the Deed of Trust and by the other Loan Documents securing all or part of the Loan.

         5. Reinstatement of Obligations. If at any time all or any part of any
            ----------------------------
payment made by Indemnitors or received by Lender from Indemnitors under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of either Indemnitor), then the obligations of Indemnitors hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitors, or receipt of payment by Lender, and the obligations of Indemnitors hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitors had never been made.

         6. Waivers by Indemnitors. To the fullest extent permitted by law,
            ----------------------
Indemnitors hereby waive and agree not to assert or take advantage of:

         (a) Any right to require Lender to proceed against any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power or under any other agreement before proceeding against Indemnitors hereunder;

         (b) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

         (c) Except as expressly provided herein, demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Lender, any endorser or creditor of either Indemnitor or any other person whomsoever under this or any other Loan Documents held by Lender;

         (d) Any defense based upon an election of remedies by Lender;

         (e) Any right or claim of right to cause a marshaling of the assets of either Indemnitor;

         (f) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

         (g) Any duty on the part of Lender to disclose to Indemnitors any facts Lender may now or hereafter know about the Property, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Indemnitors intend to assume or has reason to believe that such facts are unknown to Indemnitors or has a reasonable opportunity to communicate such facts to Indemnitors, it being understood and agreed that Indemnitors are fully responsible for being and keeping informed of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred by Indemnitors hereunder;

         (h) Any lack of notice of disposition or of manner of disposition of any collateral for the Loan;

         (i) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

         (j) Any lack of commercial reasonableness in dealing with the collateral for the Loan;

         (k) Any deficiencies in the collateral for the Loan or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

         (l) An assertion or claim that the automatic stay provided by 11 U.S.C. ss.362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter required, which Lender may have against Principal or the collateral for the Loan;

         (m) Any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and

         (n) Any action, occurrence, event or matter consented to by Indemnitors under Section 7(i) hereof, under any other provision hereof, or otherwise.
      ------------

         7.  General Provisions.
             ------------------

         (a) Fully Recourse. All Costs guaranteed hereunder are recourse
             --------------
obligations of Indemnitors and not restricted by any limitation on recourse liability set forth in any of the Loan Documents.

         (b) Right to Indemnification Not Affected by Knowledge. Lender's right
             --------------------------------------------------
to defense, indemnification, payment of costs or other remedy based on this Agreement shall not be diminished or affected in any way by any investigation conducted by Lender or other knowledge acquired (or capable of being acquired) in any way by Lender at any time.

         (c) Unsecured Obligations. Indemnitors hereby acknowledge that Lender's
             ---------------------
appraisal of the Property is such that Lender is not willing to accept the consequences of the inclusion of

Indemnitors' indemnity set forth herein among the obligations secured by the Deed of Trust and the other Loan Documents and that Lender would not make the Loan but for the unsecured recourse liability undertaken by Indemnitors herein. Indemnitors further hereby acknowledge that even though the representations, warranties, covenants or agreements of Indemnitors contained herein may be identical or substantially similar to representations, warranties, covenants or agreements of Borrower set forth in the Deed of Trust and secured thereby, the obligations of Indemnitors under this Agreement are not secured by the lien of the Deed of Trust or the security interests or other collateral described in the Deed of Trust or the other Loan Documents, it being the intent of Lender to create separate obligations of Indemnitors hereunder which can be enforced against Indemnitors without regard to the existence of the Deed of Trust or other Loan Documents or the liens or security interests created therein.

         (d) Survival. This Agreement shall be deemed to be continuing in nature
             --------
and shall remain in full force and effect and shall survive the payment of the indebtedness evidenced and secured by the Loan Documents and the exercise of any remedy by Lender under the Deed of Trust or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loan is paid or satisfied in full.

         (e) No Subrogation; No Recourse Against Lender. Notwithstanding the
             ------------------------------------------
satisfaction by Principal of any liability hereunder, Principal shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of Borrower or to any collateral for the Loan. In connection with the foregoing, Principal expressly waives any and all rights of subrogation to Lender against Borrower, and Principal hereby waives any rights to enforce any remedy which Lender may have against Borrower and any right to participate in any collateral for the Loan. In addition to and without in any way limiting the foregoing, Principal hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Principal to all indebtedness of Borrower to Lender, and agrees with Lender that Principal shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Principal's obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral from the Loan. Further, neither Indemnitor shall have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents.

         (f) Reservation of Rights. Nothing contained in this Agreement shall
             ---------------------
prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution or cost recovery, which Lender may have against either Indemnitor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. (S)9601 et seq.), as it may be amended from time to
                                     -- ---
time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

         (g) Financial Statements. Each Indemnitor hereby agrees, as a material
             --------------------
inducement to Lender to make the Loan to Borrower, to comply with the provisions of Section 1.18 of the Deed of Trust as concerns such Indemnitor. Each Indemnitor hereby warrants and represents unto Lender that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Lender with respect to said Indemnitor did or will at the time of such delivery fairly and accurately present the financial condition of said Indemnitor.

         (h) Rights Cumulative; Payments. Lender's rights under this Agreement
             ---------------------------
shall be in addition to all rights of Lender under the Note, the Deed of Trust and the other Loan Documents. FURTHER, PAYMENTS MADE BY INDEMNITORS UNDER THIS AGREEMENT SHALL NOT REDUCE IN ANY RESPECT BORROWER'S OBLIGATIONS AND LIABILITIES UNDER THE NOTE, THE DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EXCEPT WITH RESPECT TO, AND TO THE EXTENT OF, BORROWER'S OBLIGATION AND LIABILITY FOR THE PAYMENT MADE BY INDEMNITORS.

         (i) No Limitation on Liability. Indemnitors hereby consent and agree
             --------------------------
that Lender may at any time and from time to time without further consent from Indemnitors do any of the following events, and the liability of Indemnitors under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Indemnitors or with or without consideration unless the same shall have the effect of satisfying Borrower's obligations under the Loan
Documents: (i) any extensions of time for performance required by any of the Loan Documents or extension or renewal of the Note; (ii) any sale, assignment or foreclosure of the Note, the Deed of Trust or any of the other Loan Documents or any sale or transfer of the Property, (but subject to the provisions of Section 1.5(d)(C)(5) of the Note and Section 1.13(b)(10) of the Deed of Trust); (iii) any change in the composition of Borrower, including, without limitation, the withdrawal or removal of Indemnitors from any current or future position of ownership, management or control of Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitors herein or by Borrower in any of the Loan Documents; (v) the release of Borrower or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act or otherwise; (vi) the release or substitution in whole or in part of any security for the Loan; (vii) Lender's failure to record the Deed of Trust or to file any financing statement (or Lender's improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan; or (viii) the modification of the terms of any one or more of the Loan Documents. No such action which Lender shall take or fail to take in connection with the Loan Documents or any collateral for the Loan, nor any course of dealing with Borrower or any other person, shall limit, impair or release Indemnitors' obligations hereunder, affect this Agreement in any way or afford Indemnitors any recourse against Lender. Nothing contained in this Section shall be construed to require Lender to take or refrain from taking any action referred to herein.

         (j) Entire Agreement; Amendment; Severability. This Agreement contains
             -----------------------------------------
the entire agreement between the parties respecting the matters herein set forth and supersedes (except as to the Deed of Trust) all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by the parties hereto. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

         (k) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
             -------------
ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, EXCEPT TO THE EXTENT THAT THE APPLICABILITY OF ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING.

         (l) Binding Effect; Waiver of Acceptance. This Agreement shall bind
             ------------------------------------
each Indemnitor and the heirs, personal representatives, successors and assigns of each Indemnitor and shall inure to the benefit of Lender and the officers, directors, shareholders, agents and employees of Lender and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Indemnitors shall not assign any of their respective rights or obligations under this Agreement without the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion. Each Indemnitor hereby waives any acceptance of this Agreement by Lender, and this Agreement shall immediately be binding upon Indemnitors.

         (m) Notice. All notices, demands, requests or other communications to
             ------
be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

         (n) No Waiver; Time of Essence; Business Days. The failure of any party
             -----------------------------------------
hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof. The term "business day" as used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

         (o) Captions for Convenience. The captions and headings of the sections
             ------------------------
and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

         (p) Reasonable Attorney's Fees. In the event it is necessary for Lender
             --------------------------
to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion thereof, Indemnitors agree to pay to Lender any and all costs and expenses, including, without limitation, reasonable attorney's fees, incurred by Lender as a result thereof and such costs, fees and expenses shall be included in Costs.

         (q) Successive Actions. A separate right of action hereunder shall
             ------------------
arise each time Lender acquires knowledge of any matter indemnified by Indemnitors under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitors hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

         (r) Reliance. Lender would not make the Loan to Borrower without this
             --------
Agreement. Accordingly, Indemnitors intentionally and unconditionally enter into the covenants and agreements as set forth above and understand that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

         (s) Counterparts. This Agreement may be executed in any number of
             ------------
counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

         (t) SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
             ------------------------------------------------

         (1) INDEMNITORS, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL,
(A) SUBMIT TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREE THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY AND STATE, IN WHICH THE PROPERTY IS LOCATED, (C) SUBMIT TO THE JURISDICTION OF SUCH COURTS, AND (D) TO THE FULLEST

EXTENT PERMITTED BY LAW, AGREE THAT NEITHER OF THEM WILL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).

         (2) INDEMNITORS, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR INDEMNITORS, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR INDEMNITORS, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

         (u) Waiver by Indemnitors. Borrower and Principal covenant and agree
             ---------------------
that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, neither Borrower nor Principal shall seek a supplemental stay or otherwise seek, pursuant to 11 U.S.C. ss.105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Principal by virtue of this Agreement or otherwise.

         (v) Secondary Market. Lender may sell, transfer and deliver the Loan
             ----------------
Documents to one or more investors in the secondary mortgage market. In connection with such sale, Lender may retain or assign responsibility for servicing the Loan or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors.

         (w) Dissemination of Information. If Lender determines at any time to
             ----------------------------
sell, transfer or assign the Note, the Security Instrument and the other Loan Documents including, but not limited to this Agreement, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other
 --------------
securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Lender may forward to each
                                    ----------
purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any Rating Agency (as defined in the Deed of Trust) rating
     --------
such Securities, each prospective Investor and each of the foregoing's respective counsel, all documents and information which Lender now has or may hereafter acquire relating to the debt evidenced by this Note and to Borrower, any guarantor, any indemnitor and the Property, which shall have been furnished by Borrower, any guarantor or any indemnitor as Lender determines necessary or desirable.

         IN WITNESS WHEREOF, Indemnitors have executed this Agreement as of the day and year first written above.

                                        BORROWER:
                                        --------

                                        CRIT-VA III, INC.,
                                        a Virginia corporation


                                        By:/s/ Stanley J. Olander, Jr.
                                           -------------------------------------
                                           Name:   Stanley J. Olander, Jr.
                                           Title:  Vice President

                                        PRINCIPAL:
                                        ---------

                                        CORNERSTONE REALTY INCOME TRUST, INC.,
                                        a Virginia corporation


                                        By:/s/ Stanley J. Olander, Jr.
                                           -------------------------------------
                                           Name:   Stanley J. Olander, Jr.
                                           Title:  Executive Vice President

                                    EXHIBIT A
                                    ---------

                                Legal Description

                                    [OMITTED]